UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2014

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Road, Suite 101 Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective November 10, 2014, Nicos Katsoulis, age 55, was appointed as Executive Vice President and Chief Lending Officer of Sun Bancorp, Inc. (the "Registrant") and Sun National Bank (the “Bank”), a wholly owned subsidiary of the Registrant.  Prior to being hired by the Registrant, Mr. Katsoulis was a self-employed real estate investor who owns various companies including Hudson Capital Group LLC, a finance company.  From 1991-2006, Mr. Katsoulis served as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York where he managed all lending activities.  From 2007-2011, Mr. Katsoulis served on the board of directors of State Bancorp where he chaired the Directors’ Loan Committee.  Since January 1, 2014, there have not been any transactions between the Registrant and Mr. Katsoulis of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As Executive Vice President and Chief Lending Officer, Mr. Katsoulis will receive an initial base salary of $420,000 per annum.  The Registrant anticipates entering into an employment agreement with Mr. Katsoulis, including for the following terms: i) He will be eligible to participate in the annual short-term incentive plan, with a target bonus opportunity equal to 50% of annual base salary and will be guaranteed to receive a cash bonus of $125,000 for 2014, payable in March 2015, ii).  He will  be eligible to participate in the Bank’s Long-Term Incentive Plan, providing for the opportunity to share in the Bank’s long-term success through award of restricted stock and/or stock options, with a target award opportunity of 50% of annual base salary, and iii).  The Registrant will  match his initial purchase of shares of the Registrant’s common stock in an amount equal to 1.5 shares of restricted common stock for each share of common stock purchased by Mr. Katsoulis up to a maximum initial purchase of $600,000.  The matching shares of restricted common stock will vest over a 4-year period.

Following regulatory approval of a proposed agreement, Mr. Katsoulis will become a party to an employment agreement providing for a severance payment, in the event of termination without cause or a change in control of the Registrant, equal to one year of base salary.

On November 12, 2014, the Registrant issued a press release announcing the hiring of Mr. Katsoulis.  The press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99                      Press Release dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	November 14, 2014	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel
(Duly Authorized Officer)